Exhibit 99.1

CAREER EDUCATION ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION

David Rawden from AlixPartners named as Interim CFO

Schaumburg, Ill. (March 23, 2015) – The Board of Directors of Career Education Corporation, (NASDAQ: CECO), today announced that Chief Financial Officer Reid Simpson will be leaving the Company on March 31, 2015 to become Chief Financial Officer at ShopperTrak, a Chicago headquartered leading global retail analytics provider. David Rawden of AlixPartners, a business advisory firm which specializes in turnarounds and restructurings, will serve as Interim CFO effective April 1, 2015. Mr. Rawden’s experience includes interim CFO positions at Allied Holdings, Inc., Exopack Holdings SA, and X-Rite, Incorporated. It also includes prior education experience when he served as the Executive Vice President of Finance at Savannah College of Art and Design.

The Company also announced that Michele Peppers, Vice President Accounting & Reporting, who has served for nearly 11 years in the Company’s finance department in various roles of increasing responsibility, has been designated as the Company’s principal accounting officer effective April 1, 2015. Mr. Rawden and Ms. Peppers will oversee the Company’s financial reporting while its Board of Directors finalizes its search for a permanent replacement for its Chief Executive Officer. A search for a permanent CFO will be implemented following that appointment.

“Reid has been an important component in the execution of our company’s turnaround strategy and we wish him well in his future endeavors,” said Chairman and Interim CEO Ron McCray. “The work that our financial team has done to improve our organizational cost structure and reduce the impact of the losses within our Transitional Campuses and Discontinued Operations continues to stabilize our financial profile.”

“My decision to join ShopperTrak represents a unique personal opportunity for me and is not a reflection on the strength of my belief in Career Education’s future,” Simpson said. “There is a strong finance team in place at Career Education and I have the utmost confidence in their ability to continue to successfully support the execution of the company’s turnaround strategy. I firmly believe that Career Education is on a positive path forward and will emerge from this transformation as a stronger company. I wish the company the very best going forward.”

McCray concluded, “Career Education has a strong history of success in partnering with AlixPartners as they have been instrumental in helping us identify and execute on our cost control initiatives over the last several years. I welcome Dave to our team and look forward to him and the AlixPartners team continuing to find more ways for us to improve our operating platform. The Board and I remain focused on finding a permanent solution for our CEO position. We have retained an executive search firm and are well into the process of identifying and interviewing internal and external candidates for the role. We are encouraged at the caliber of candidates we have met so far, but will remain patient until we have found the right leader that can finalize our transition and take Career Education to the next level.”

David Rawden Background

Dave Rawden is an experienced financial professional with an extensive background with public companies across a wide variety of industries including manufacturing, transportation, distribution and education. Most recently, he was CFO for a privately held regional specialty trucking company servicing the energy industry. While there, Dave helped the company restructure its debt, designed and implemented accounting and liquidity procedures, all while significantly improving EBITDA. Dave was also Interim CFO for Exopack Holdings SA, a privately held SEC registered $700 million manufacturer of flexible packaging; CFO for X-Rite, Incorporated, a $250 million private/public manufacturer of Electro/Optical color measurement devices; CFO for Allied Holdings, Inc., a $1 billion publicly traded transportation company; and Executive Vice President of Finance for Savannah College of Art and Design, a non-profit private college that also had some for-profit elements to it. Dave earned a Master of Management degree in finance and economics from Northwestern University and a Bachelor of Arts degree in accounting from Michigan State University. He is a Certified Public Accountant in the State of Michigan.

ABOUT CAREER EDUCATION CORPORATION

The colleges, institutions and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. In addition to its online offerings, Career Education serves students from campuses throughout the United States offering programs that lead to doctoral, master’s, bachelor’s and associate degrees, as well as to diplomas and certificates.

CEC’s institutions include both universities that provide degree programs through the master or doctoral level and colleges that provide programs through the associate and bachelor level. The University group includes American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – predominantly serving students online with career-focused degree programs that meet the educational demands of today’s busy adults. The Career Schools group offers career-centered education primarily through ground-based campuses and includes Briarcliffe College, Brooks Institute, Harrington College of Design, Le Cordon Bleu North America (“LCB”), Missouri College and Sanford-Brown Institutes and Colleges (“SBI” and “SBC,” respectively). Through its colleges, institutions and universities, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

A detailed listing of individual campus locations and web links to Career Education’s colleges, institutions and universities can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “continue to,” “believe,” “will,” “expect” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; rulemaking by the U.S. Department of Education or any state and increased focus by Congress, the President and governmental agencies on for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment and financial responsibility standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; the impact of management changes; negative trends in the real estate market which could impact the success of our initiatives to reduce our real estate obligations under discontinued operations; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its subsequent filings with the Securities and Exchange Commission.

CONTACT

Investors:	Chris Hodges or Sam Gibbons Alpha IR Group (312) 445-2870 CECO@alpha-ir.com

Media:	Mark Spencer Director, Corporate Communications (847) 585-3802

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